SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             SHORE BANCSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             SHORE BANCSHARES, INC.
                             109 N. COMMERCE STREET
                                   PO BOX 400
                           CENTREVILLE, MARYLAND 21617
                                 (410) 758-1600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF SHORE BANCSHARES, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of Shore Bancshares, Inc. will be held at The Centreville National Bank of Maryland, 109 North Commerce Street, Centreville, Maryland. The meeting will convene at 6:15 p.m., local time, with a social beginning at 5:30 p.m., local time, on Tuesday, April 20, 1999, for the following purposes:

         1. To elect four Class I Directors to Bancshares' Board of Directors to serve until the 2000 Annual Meeting.

         2. To elect four Class II Directors to Bancshares' Board of Directors to serve until the 2001 Annual Meeting.

         3. To elect four Class III Directors to Bancshares' Board of Directors to serve until the 2002 Annual Meeting.

         4. To ratify the appointment of Stegman & Company as independent certified public accountants of Shore Bancshares, Inc. for the fiscal year ending December 31, 1999.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 8, 1999, will be entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to promptly sign, date and mail the enclosed proxy in the envelope provided for that purpose. A majority of the outstanding shares of Common Stock must be represented at the meeting, either in person or by proxy, in order to transact business. WHETHER YOU OWN A FEW OR MANY SHARES, YOUR PROXY IS IMPORTANT IN FULFILLING THIS REQUIREMENT. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

By order of the Board of Directors



Mary Catherine Quimby
Secretary to the Board of Directors

March 22, 1999

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SHORE BANCSHARES, INC.
                            109 NORTH COMMERCE STREET
                                   PO BOX 400
                           CENTREVILLE, MARYLAND 21617
                                 (410) 758-1600

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       FOR
                       1999 ANNUAL MEETING OF STOCKHOLDERS


This Proxy Statement is furnished in connection with the solicitation by Shore Bancshares, Inc. ("Bancshares") of proxies to be voted at the Annual Meeting of Stockholders to be held on April 20, 1999, at 6:15 p.m., local time, with a social beginning at 5:30 p.m., local time, at The Centreville National Bank of Maryland (the "Bank"), 109 North Commerce Street, Centreville, Maryland, and at any adjournment thereof. The expense of preparing, printing, and mailing the proxies and solicitation materials will be borne by Bancshares. In addition to solicitations by mail, Bancshares may solicit proxies in person or by telephone, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the expense of Bancshares. The approximate date on which this proxy statement and attached form of proxy will be mailed to stockholders is March 22, 1999.

Holders of record at the close of business on March 8, 1999 (the "Record Date") of outstanding shares of Bancshares Common Stock, par value $0.01 per share ("Common Stock") are entitled to notice of and to vote at the meeting. As of February 22, 1999, the number of shares of outstanding Common Stock entitled to vote is 1,913,516 shares. In addition to the number of shares outstanding, options underlying 1,523 shares under the Employee Stock Purchase Plan were granted and are immediately exercisable subject to certain conditions. Each share of Common Stock is entitled to one vote. There is no cumulative voting. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted in accordance with the directions of the stockholder; if no direction is given, the proxy will be voted for proposals 1 through 4 and in the discretion of management as to any other matters that may properly come before the meeting.

The proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, by written notice to any of the persons named in the proxy, at Bancshares' address, or by oral or written statement at the meeting.

Holders of Common Stock will be asked (1) to elect four Class I Directors to Bancshares' Board of Directors to serve until the 2000 Annual meeting; (2) elect four Class II Directors to Bancshares' Board of Directors to serve until the 2001 Annual Meeting; (3) elect four Class III Directors to Bancshares' Board of Directors to serve until the 2002 Annual Meeting, and (4) to ratify the appointment of Stegman & Company as independent certified public accountants of Bancshares and the Bank for the fiscal year ending December 31, 1999.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table reflects the beneficial ownership of Common Stock by directors, executive officers and by shareholders known to management to own beneficially 5% or more Common Stock as of February 22, 1999, and includes all shares of Common Stock that may be acquired by such persons within 60 days of the Record Date. The address of each of the persons named below is the address of Bancshares.


--------------------------------------------------------------------------------------------------------------
                                                               NUMBER OF                    PERCENT OF
                                                               SHARES                       CLASS
TITLE OF CLASS             NAME                                BENEFICIALLY                 BENEFICIALLY
                                                               OWNED                        OWNED
--------------------------------------------------------------------------------------------------------------
Par Value $0.01            J. Robert Barton                       13,232  (1)                     0.69
Common Stock               Paul M. Bowman                          3,575  (2)                     0.19
                           David C. Bryan                          6,208  (3)                     0.32
                           Daniel T. Cannon                        3,415  (4)                     0.18
                           B. Vance Carmean, Jr.                  18,024  (5)                     0.94
                           Mark M. Freestate                       5,160  (6)                     0.27
                           Thomas K. Helfenbein                      150  (7)                     0.01
                           Neil R. LeCompte                          536                          0.03
                           Susanne K. Nuttle                         500                          0.03
                           Jerry F. Pierson                        4,503  (8)                     0.23
                           William Maurice Sanger                 10,868  (9)                     0.57
                           Walter E. Schmidt                       6,652  (10)                    0.35

                           ALL DIRECTORS                          72,823                          3.81
                                                                  ======                          ====

                           ALL DIRECTORS AND EXECUTIVE            73,281                          3.83
                                                                  ======                          ====
                           OFFICERS AS A GROUP (13 PERSONS)
--------------------------------------------------------------------------------------------------------------

1.   Includes 13,032 Shares held by Louise L. Barton as an individual.

2. Includes 120 Shares held by David A. Bowman as individual; 484 Shares held by Elaine M. Bowman as an individual; 120 Shares held by Erin Reynolds Bowman as an individual; 120 Shares held by Jeffrey P. Bowman as an individual; 606 Shares held by Paul M. Bowman, Trustee of the Harry Price Phillips Trust; 975 Shares held jointly by Thelma B. Gaines and Paul M. Bowman; 300 Shares held by Paul M. Bowman under an Individual Retirement Account arrangement; and 300 Shares held by Elaine M. Bowman under an Individual Retirement Account arrangement.

3.   Includes 1,776 Shares held by Barbara C. Bryan as an individual.

4. Includes 1,815 Shares held as Tenants by the Entireties by Daniel T. Cannon and Sandra F. Cannon.

5.   Includes 9,000 Shares held by Kathleen H. Carmean as an individual.

6. Includes 80 Shares held jointly by Mark M. Freestate and John Stuart Freestate; 80 Shares held jointly by Mark M. Freestate and William M. Freestate, II; and 400 Shares held by W. M. Freestate & Son, Inc.

7. Includes 115 Shares held as Tenants by the Entireties by Thomas K. Helfenbein and Barbara A. Helfenbein.

8. Includes 1,008 Shares held as Tenants by the Entireties by Jerry F. Pierson and Bonnie K. Pierson.

9. Includes 1,300 Shares held as Tenants by the Entireties by Wm. Maurice Sanger and Ellen S. Sanger; and 9,568 Shares held as Tenants in Common by Wm. Maurice Sanger and Ellen S. Sanger.

10.  Includes 2,500 Shares held by Nancy R. Schmidt as an individual.

                              ELECTION OF DIRECTORS

By resolution of a majority of the entire Board of Directors, the number of Directors constituting the Board is fixed pursuant to the Articles of Incorporation of Bancshares, as amended and restated on April 21, 1998. Directors have been divided into three classes, equal in number, with respect to the time for which the Directors may hold office. Directors of

Class I will hold office for one year or until the first annual election following their election. Directors of Class II will hold office for two years or until the second annual election following their election. Directors of Class III will hold office for three years or until the third annual election following their election. In each case, Directors are elected until their successors are duly elected and qualify. At each future annual meeting, the successors of the class of Directors whose term expires at that time will be elected to hold office for a term of three years, so that the term of office of one class of Director will expire in each year. All 12 Directors are, therefore, up for election at this Annual Meeting.

The names of the nominees, their ages as of April 20, 1999, their principal occupations and business experience for the past five years, and certain other information are set forth below.

===================================================================================================================
                               NOMINEES TO CLASS I
                                TERM EXPIRES 2000
                                  (PROPOSAL 1)
===================================================================================================================

NAME                                AGE              INFORMATION REGARDING NOMINEES
----                                ---              ------------------------------
Thomas K. Helfenbein                  54             Mr. Helfenbein has served as a Bank Director and as a Bancshares
                                                     Director since January 1999.  He is owner of Tom Helfenbein Funeral
                                                     Homes, P.A.; principal of Fleegle - Helfenbein Funeral Home, P.A.;
                                                     member of Eastern Shore Genesis, LLC; and president of F.H. & N.
                                                     Insurance Agency, a final expense insurance agency.

Susanne K. Nuttle                     66             Mrs. Nuttle has served as a Bank Director continuously since 1997, and as a Bancshares Director since 1998.  She was President and Director of the Kent Savings & Loan Association when the Bank acquired the financial institution on April 1, 1997.  Mrs. Nuttle served as Vice
                                                     President of the Bank from April 1, 1997 until she retired on
                                                     December 31, 1997.

Wm. Maurice Sanger                    54             Mr. Sanger has served as a Bank Director continuously since
                                                     1992, and as a Bancshares Director since its formation in
                                                     1996.  He is president of F.W., Inc., T/A Western Auto, a
                                                     retail business; a sales agent for Champion Realty, a real estate company; president of Cloverbay Development
                                                     Corporation, a real estate development and residential
                                                     construction corporation.

Walter E. Schmidt                     69             Mr. Schmidt has served as a Bank Director continuously since
                                                     1987, and as a Bancshares Director since its formation in
                                                     1996.  He is currently vice president of Schmidt Ventures,
                                                     Inc., a farming enterprise.  He previously served the same company in the capacity of president until he retired in
                                                     September 1995.

===================================================================================================================
                              NOMINEES TO CLASS II
                                TERM EXPIRES 2001
                                  (PROPOSAL 2)
===================================================================================================================

NAME                                AGE              INFORMATION REGARDING NOMINEES
----                                ---              ------------------------------

J. Robert Barton                      68             Mr. Barton has served as a Bank Director continuously
                                                     since 1981, and as a Bancshares Director since its formation in 1996.  He served as a Senior Vice President of the Bank from 1979 until July 1, 1992 when he was appointed as
                                                     President.  He served as President and CEO from July 1, 1992 until June 30, 1995 when he retired.


                                     Page 3

Paul M. Bowman                        51             Mr. Bowman has served as a Bank Director continuously
                                                     since 1997, and as a Bancshares Director since 1998.  He
                                                     served as a Director of the Kent Savings & Loan Association until the Bank acquired the financial institution on April
                                                     1, 1997.  He is an attorney in the Law Office of Paul M.
                                                     Bowman.

Daniel T. Cannon                      49             Mr. Cannon has served as Bank Director continuously since
                                                     1986, and as a Bancshares Director since its formation in
                                                     1996.  He was appointed Comptroller of the Bank in 1978,
                                                     served as Cashier and Comptroller of the Bank from 1980
                                                     until his appointment as Executive Vice President July 1,
                                                     1992.  He served as Executive Vice President until July 1,
                                                     1995 when he was appointed President, his current position.
                                                     Mr. Cannon also serves as President of Bancshares.

Mark M. Freestate                     46             Mr. Freestate has served as a Bank Director continuously
                                                     since 1982, and as a Bancshares Director since its formation in 1996.  He is the president of W.M. Freestate & Son, Inc., an insurance agency located in Centreville, Maryland.

===================================================================================================================
                              NOMINEES TO CLASS III
                                TERM EXPIRES 2002
                                  (PROPOSAL 3)
===================================================================================================================

NAME                                AGE              INFORMATION REGARDING NOMINEES
----                                ---              ------------------------------

David C. Bryan                        64             Mr. Bryan has served as a Bank Director continuously since
                                                     1986, and as a Bancshares Director since its formation in
                                                     1996.  He is a member in the Law Offices of Fountain, Bryan and Ritter LLC.

B. Vance Carmean, Jr.                 58             Mr. Carmean has served as a Bank Director continuously since
                                                     1992, and as a Bancshares Director since its formation in
                                                     1996.  He is president of Carmean Grain, Inc., a grain
                                                     company.  He previously served the same company in the
                                                     capacity of vice president.

Neil R. LeCompte                      58             Mr. LeCompte has served as a Bank Director continuously since 1995, and as a Bancshares Director since its formation in 1996.
                                                     He is a certified public accountant in the accounting office of Neil R. LeCompte.

Jerry F. Pierson                      58             Mr. Pierson has served as a Bank Director continuously since
                                                     1980, and as a Bancshares Director since its formation in
                                                     1996.  He is the president of Jerry F. Pierson, Inc., a
                                                     plumbing and heating contracting company.

Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes do not affect the plurality vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF DIRECTORS, PROPOSALS 1, 2, AND 3.

The Bank, as Bancshares subsidiary, has had in the past, and expects to have in the future, banking transactions in the ordinary course of business with directors and executive officers on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other unaffiliated persons and, in the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

Bancshares has the following committees as of December 31, 1998, with the members listed and the number of meetings held last year indicated:

The Executive Committee, which met 8 times in 1998, consists of B. Vance Carmean, Jr., as Chairman, Daniel T. Cannon, Jerry F. Pierson, J. Robert Barton, David C. Bryan, and Walter E. Schmidt. The Executive Committee acts on matters concerning facilities planning and maintenance of an efficient service delivery system by investigating and recommending possible expansion activities. The committee also nominates potential new directors. Pursuant to Article II,
Section 4 of Bancshares' Bylaws, nominations by stockholders may be made by written request to the Chairman of the Board or the President of Bancshares not less than 120 days or more than 180 days prior to the date of the meeting. As described further in Bancshares' Bylaws, the notice must set forth (i) all information relating to such proposed nominee that is required to be disclosed in solicitation in Regulation 14A of the Securities Exchange Act of 1934, as amended (including the nominee's written consent); and (ii) certain other information provided by the stockholder, including the name and address and the class and number of shares of Banchares' stock that is beneficially owned the stockholder.

The Audit Committee, which met 4 times in 1998, consists of David C. Bryan, as Chairman, Neil R. LeCompte, Mark M. Freestate, and Paul M. Bowman. The Audit Committee reviews the audit policy and program, recommends changes to the Board of Directors, and recommends the independent certified public accountant to the Board for Stockholder approval. The committee meets with the internal and external auditors and reports to the Board on the findings and oversees the internal control structure of the Bank. The Committee also monitors regulatory compliance and reporting and makes recommendations to the Board to maintain or improve the Bank's performance in that area.

The total number of meetings of Bancshares' Board of Directors, including regularly scheduled and special meetings, which were held during the last full fiscal year was 9.

The Bank has the following committees as of December 31, 1998, with the members listed and the number of meetings held last year indicated:

The Bank's Executive Committee, which met 11 times in 1998, consists of Jerry F. Pierson, as Chairman, Paul M. Bowman, Mark M. Freestate, Neil R. LeCompte, and William Maurice Sanger. The function of the Bank's Executive Committee is to direct and transact any business which may properly come before the Board of Directors, except for such business that the Board only, by law, is authorized to perform. This committee also reviews and approves loan requests in excess of lending officers' authorities, reviews charge-offs and additions to the allowance for loan losses, and reviews the loan policy and other policies pertinent to the loan function. The committee acts on matters concerning facilities planning and equipment needs, and maintenance of an efficient service delivery system. It reviews and recommends salaries, benefit plans, the personnel policy, and other personnel questions or problems to the Board of Directors.

The Bank's Asset Liability Committee (ALCO), which met 8 times in 1998, consists of J. Robert Barton, as Chairman, David C. Bryan, Susanne K. Nuttle, and Walter Schmidt. Carol I. Brownawell, as CFO, serves on the committee as a non-voting member. The function of the Bank's ALCO Committee is to monitor the Bank's exposure to interest rate risk and review deposit and loan pricing. The committee reviews and recommends earnings' goals for the Bank's approval. The committee administers the Investment and Asset Liability Management policies and reviews and recommends policy changes to the Board.

The total number of meetings of the Bank's Board of Directors, including regularly scheduled and special meetings, which were held during the last full fiscal year was 18.

No Director during the last full fiscal year attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Bank and Bancshares (held during the period for which that person has been Director) and (2) the total number of meetings held by all committees of the Board on which that person served (during the period served). Outside Directors receive a fee of $50 for each meeting attended plus an annual retainer of $10,000. The Chairman of the Board receives an additional fee of $1,000 and each Committee Chairman receives an additional fee of $500. Directors receive no additional compensation for attendance at Bancshares meetings.

Under a non-qualified deferred compensation plan, the Bank permits directors to defer part of their compensation and fees by investing the deferred income in insurance policies on the director's life, with the Bank as owner and beneficiary. The death benefit of such policies will be used by the Bank to fund the payments to the directors. If the director lives to age 65, the retirement age defined in the plan, the Bank will begin to pay him / her an amount which will be calculated at that time in 15 annual payments, based upon the value of the life insurance policy and existing market conditions. If the director lives to age 65, but dies before receiving all of the 15 annual payments, the remaining annual payments will be paid to the director's beneficiary. If a director retires prior to or after age 65, the annual payments will be discounted or increased, as the case may be, based on the value of the life insurance policy. Finally, if the director dies prior to age 65, the annual payments will be calculated based on the value of the life insurance policy death benefit and paid in 15 annual payments to the director's beneficiary. No director deferred any compensation under a non-qualified deferred compensation plan for the year ended December 31, 1998.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities and Exchange Act of 1934 and the rules promulgated thereunder, Bancshares' executive officers and directors are required to file with the Securities and Exchange Commission reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to Bancshares, or written representations that no reports were required, Bancshares believes that during the fiscal year ended December 31, 1998, all executive officers and directors complied with the Section 16(a) requirements except Director Sanger who filed one late Form 4 regarding one transaction.


       BANK'S BOARD OF DIRECTORS' EXECUTIVE COMPENSATION COMMITTEE REPORT

The fundamental philosophy of the Bank's compensation program is to offer competitive compensation opportunities for all executive officers which are based on both the individual's contribution and company's performance. The compensation paid is designed to attract, retain and reward executive officers who are capable of leading the Bank and Bancshares in achieving its business objectives in an industry characterized by complexity, competitiveness and constant change. The compensation of the Bank's key executives is reviewed and approved annually by the Board of Directors, which acts as the Bank's Compensation Committee. There are no compensated employees of Bancshares.

In its consideration of whether to increase salaries from year to year, and the amounts of increases, the Board of Directors reviews the overall financial performance of the Bank during the past year and the expectations for the current year. Specifically, the Board looks to whether total return on assets is satisfactory and compares total assets and earnings levels with prior years. Special factors that are considered are whether loan delinquencies are consistent with expectations, and whether there have been any significant acquisitions or sales of assets or other extraordinary events. While no specific financial targets are set, the Board will generally recommend increases to executives, including the chief executive officer, if the Bank continues to experience anticipated levels of financial growth.

Salaries are also based on merit, which involves an evaluation by the Board of how ably an executive performed the duties entailed in his or her position. Employees' performances are generally reviewed by management, while executive officers have their performance evaluated by the Board.

All or most executives, including the chief executive officer, receive approximately the same percentage increase in any given year. Similarly, so long as Bank is meeting its budget's expectations, each executive receives a bonus of a percentage of salary, with most executives receiving approximately the same percentage amount. In 1998, most bonuses were in the range of 3%.

The foregoing report has been approved by the Board of Directors.


                               EXECUTIVE OFFICERS

Daniel T. Cannon, 49, has served as President of Bancshares since its formation in 1996, and as President and CEO of the Bank since July 1995. He served as Executive Vice President from July 1992 until July 1995, and as Cashier and Comptroller of the Bank from 1980 until July 1992, and as Comptroller of the Bank from 1978 until 1980.

Carol I. Brownawell, 33, has served as Treasurer of Bancshares since its formation in 1996, and as Executive Vice President and CFO of the Bank since January 1997, Vice President of Finance from November 1994 until January 1997, Comptroller and Compliance Officer from July 1993 until November 1994, and Finance and Compliance Officer from March 1993 until July 1993.


                             EXECUTIVE COMPENSATION

The following table sets forth the annual compensation for both Bancshares' President and for the Bank's most highly compensated executive officer, whose annual cash compensation exceeded $100,000, in any of the three previous fiscal years.
                           SUMMARY COMPENSATION TABLE


                                                       ---------------------------------------------------------------
                                                              ANNUAL COMPENSATION                   OTHER
----------------------------------------------------------------------------------------------------------------------
                              PRINCIPAL                                                           ALL OTHER
             NAME              POSITION       YEAR          SALARY           BONUS             COMPENSATION (1)
----------------------------------------------------------------------------------------------------------------------
  Daniel T. Cannon            President       1996         $100,383          $5,000                 $10,245
                              President       1997         $105,000          $4,200                   9,828
                              President       1998         $118,077          $3,600                  10,951
----------------------------------------------------------------------------------------------------------------------
  NOTES:
  (1) Compensation equals amounts contributed by the Bank pursuant to a 401(k)
  Profit Sharing Plan and Trust that covers substantially all employees. Each year, the Bank contributes a matching contribution equal to 50% of the participant's deferral, up to 6% of the employee's salary, and a discretionary amount determined each year by the Board of Directors. For 1998, the discretionary amount was established at 6% of compensation. In 1998, the Bank made matching contributions to the plan on behalf of Mr. Cannon of $3,650.
  ====================================================================================================================

                               STOCK OPTION PLANS

1998 Stock Option Plan. The 1998 Stock Option Plan was approved by the Bancshares' Board of Directors and stockholders, and will continue in effect until March 3, 2008, unless earlier terminated. The total number of shares of Common Stock that may be issued under the plan cannot exceed 80,000 shares, as adjusted for stock splits. Unless the Board provides otherwise, no more than 16,000 shares may be granted under the Stock Option Plan in any calendar year. Both incentive stock options and nonqualified stock options may be granted. Options granted under the Incentive Plan generally expire on the 10th anniversary of the date the option was granted. No directors, officers, or other employees received options under the 1998 Stock Option Plan in 1998, and 23 directors, officers and employees were granted an aggregate of 6,520 options in 1999.

1998 Stock Purchase Plan. The 1998 Stock Purchase Plan was approved by the Bancshares' Board of Directors and stockholders, and will continue in effect until March 3, 2008, unless earlier terminated. The total number of shares of Common Stock that may be issued under the plan cannot exceed 20,000 shares, as adjusted for stock splits. Unless the Board provides otherwise, no more than 4,000 shares may be granted under the Stock Purchase Plan in any calendar year. The number of options to purchase shares are granted to each employee at an established rate each year which is based on each employee's salary at the time of the grant. The purchase price of the shares under each option granted pursuant to the Stock Purchase Plan is 85% of the fair market value of the stock on the date the option is granted. Each option granted under the Stock Purchase Plan generally expires 27 months from the date the option was granted. No employees received options to purchase shares in 1998, and 56 employees were granted an aggregate of 1,523 options in 1999.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The full Board serves as Bank's Compensation Committee. Daniel T. Cannon, a member of the Board since Bancshares' formation in 1996, also serves as President of Bancshares and as President and CEO of the Bank. While Mr. Cannon specifically excluded himself from any Board discussion concerning his compensation, he did participate in Board discussions concerning other key executives' compensation. J. Robert Barton and Susanne K. Nuttle, both of whom serve on the Bancshares and Bank Boards, also served as officers of the Bank, until 1995 and 1997, respectively.


                                PERFORMANCE GRAPH

The performance graph shown below compares the cumulative total return to Bancshares' stockholders over the most recent 5-year period with both the NASDAQ Combined Composite Index (reflecting overall stock market performance) and the NASDAQ Combined Bank Index (reflecting changes in banking industry stocks). Returns are shown on a total return basis, assuming the reinvestment of dividends based on a $100 investment beginning December 31, 1993. The NASDAQ Combined Bank Index reflects performance on a straight appreciation basis, as annual dividend data was not yet available for this index.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                             SHORE BANCSHARES, INC.,
                        NASDAQ COMBINED COMPOSITE INDEX &
                           NASDAQ COMBINED BANK INDEX

(The Performance Graph appears here. See the table below for plot points.)


                                 --------------------------------------------------------------------------------
                                        1993          1994          1995         1996          1997         1998
Shore Bancshares, Inc.*               $100.00      $110.08       $117.63      $179.86       $272.33       $417.96
-----------------------------------------------------------------------------------------------------------------
NASDAQ Comb. Composite                $100.00       $96.80       $135.44      $166.19       $202.15       $282.26
-----------------------------------------------------------------------------------------------------------------
NASDAQ Comb. Bank Index               $100.00      $101.11       $146.42      $184.71       $302.17       $266.60
-----------------------------------------------------------------------------------------------------------------
*Restated for 100% Stock Dividend in 1994, a 2 for 1 conversion to Bancshares in
1996 and 100% Stock Dividend in 1998
-----------------------------------------------------------------------------------------------------------------

                      SELECTION OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 4)

The Board of Directors of Bancshares, upon recommendation of Bancshares' Audit Committee, proposes and recommends the election of Stegman & Company as independent certified public accountants to make an examination of the accounts of Bancshares and the Bank for the year ending December 31, 1999.

Stegman and Company served as Bancshares' and the Bank's independent public auditor for 1998. Representatives of Stegman & Company are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire. They will be available to respond to appropriate questions regarding Bancshares consolidated financial statements for 1998.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFYING THE SELECTION OF STEGMAN AND COMPANY AS BANCSHARES INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.


                              FINANCIAL STATEMENTS

A copy of Bancshares' annual report containing audited financial statements for the year ended December 31, 1998, accompanies this Proxy Statement. A COPY OF FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE, UPON WRITTEN REQUEST TO PAMELA C. SATCHELL, VICE PRESIDENT, THE CENTREVILLE NATIONAL BANK, 109 N. COMMERCE STREET, PO BOX 400, CENTREVILLE, MARYLAND 21617.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Stockholders' proposals for the 2000 Annual Meeting, pursuant to Rule14a-8 of the Securities Exchange Act of 1934, must be received at Bancshares' principal executive offices not later than November 24, 1999. The procedures for nominations of Directors by stockholders are set forth in Bancshares' Bylaws and are described under the heading "Election of Directors." All other stockholder proposals must be received by Bancshares no later than February 6, 2000.


                                 OTHER BUSINESS

As of the date of this proxy statement, management does not know of any other matters that will be brought before the meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with the best judgment of management.

By order of the Board of Directors



Mary Catherine Quimby, Secretary

March 22, 1999

*******************************************************************************
                                    APPENDIX

                             SHORE BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Royden N. Powell, Jr. and Robert C. Schleiger, or either of them, acting singly or jointly, as proxies, each with the power of substitution, to act and vote for the undersigned at the Annual Meeting of Stockholders to be held on April 20, 1999, or any adjournment thereof.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BELOW. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

1.       ELECTION OF CLASS I DIRECTORS

         Class I Nominees (to hold office until the 2000 Annual Meeting):
         Thomas K. Helfenbein, Susanne K. Nuttle, Wm. Maurice Sanger, Walter E. Schmidt

                                [ ] FOR the Nominees    [ ] AGAINST the Nominees

2.       ELECTION OF CLASS II DIRECTORS

         Class II Nominees (to hold office until the 2001 Annual Meeting):
         J. Robert Barton, Paul M. Bowman, Daniel T. Cannon, Mark M. Freestate

                                 [ ] FOR the Nominees   [ ] AGAINST the Nominees

3.       ELECTION OF CLASS III DIRECTORS

         Class III Nominees (to hold office until the 2002 Annual Meeting):
         David C. Bryan, B. Vance Carmean, Jr., Neil R. LeCompte,
         Jerry F. Pierson

                                  [ ] FOR the Nominees  [ ] AGAINST the Nominees

   (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL IN PROPOSALS 1, 2, OR 3,
                        STRIKE OUT THE NOMINEE'S NAME.)

4. RATIFICATION OF APPOINTMENT OF STEGMAN & COMPANY, P.A. AS INDEPENDENT certified public accountants of Shore Bancshares, Inc. for the fiscal year ending December 31, 1999.

                                  [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

5. IN THEIR DISCRETION, TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             Dated: _________________________________, 1999


                             ----------------------------------------------
                             SIGNATURE

                             ----------------------------------------------
                             SIGNATURE (IF HELD JOINTLY)

                             ----------------------------------------------
                             SIGNATURE (IF HELD JOINTLY)


        PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.